     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 27, 1999


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
         PURSUANT TO SECTION 13 OF THE SECURITIES EXCHANGE ACT OF 1934

                                 April 12, 1999
                Date of Report (Date of earliest event reported)

                       INTERNATIONAL MEDIA HOLDINGS, INC.
                       ==================================
             (Exact Name of registrant as Specified in its Charter)

FLORIDA                               333-42499             59-3307487
(State or other jurisdiction          (Commission           (IRS Employer
of incorporation)                     File Number)          Identification No.)

                          9799 Old St. Augustine Road
                          Jacksonville, Florida 32257
                    (Address of principal executive offices)

                                 (904) 886-2985
               Registrant's telephone number, including area code

                    Success Development International, Inc.
         (Former name or former address, if changed since last report)

===============================================================================

                    ITEM 1. CHANGES IN CONTROL OF REGISTRANT

         (a) Pursuant to the Merger described in Item 2 below, the management and ownership of International Media Holdings, Inc., a Florida corporation ("IMH") has changed effective as of April 12, 1999 in accordance with the information set forth in the sections entitled "Executive Officers and Directors," "Security Ownership of Directors, Executive Officers & Principal Shareholders," and "Security Ownership of Directors, Executive Officers & Principal Shareholders if the Merger is Consummated" (pages 8 through 12) of
Schedule 14A filed with the Securities and Exchange Commission on March 1, 1999. Prior to the Merger, the directors and executive officers of IMH as a group (6 persons as listed on page 11 of Schedule 14A) were the beneficial owners of 43.26% of the outstanding shares and vested options for shares of common stock ("Shares") of IMH. After the consummation of the Merger, the directors and executive officers of IMH as a group (9 persons as listed on page 12 of Schedule 14A) are the beneficial owners of 68.45% of the outstanding Shares and vested options for Shares of IMH. The consideration for the issuance of additional Shares of IMH to the shareholders of Great Wisdom Publishing, Inc., a Delaware corporation ("GWP"), the corporation acquired pursuant to the Merger, is the acquisition by IMH of all of the assets of GWP, which became a wholly-owned subsidiary of IMH as described in Item 2(a) below.

         (b) The information required by Item 403(c) of Regulation S-B is contained in pages 11 and 12 of Schedule 14A, as described in Item 1(a) above.

                  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         (a) Effective as of April 12, 1999 (the date of filing the Articles of Merger with the Secretary of State of Delaware), IMH acquired all of the assets of GWP in a non-taxable reverse triangular reorganization, as described in the sections entitled "The Merger," "About SDI," and "About GWP" (pages 4 through 8) of Schedule 14A, pursuant to the Agreement and Plan of Merger attached hereto as Exhibit A. IMH formed a new wholly owned subsidiary, GWP Target, Inc., a Florida corporation ("Target"), effective as of February 23, 1999 (the date of filing the Articles of Incorporation with the Secretary of State of Florida). Pursuant to the Articles of Merger described above, GWP merged into Target. Thereafter, the separate corporate existence of Target ceased, and GWP continued as the surviving corporation, as a wholly-owned subsidiary of IMH. The consideration for the acquisition of GWP was the issuance of Shares of IMH to the shareholders of GWP at the Exchange Ratio defined in page 5 of Schedule 14A (11,327.299 Shares of IMH for each share of common stock of GWP). The amount of consideration was determined based upon a fairness opinion (attached hereto as Exhibit B) dated March 23, 1999, issued by Sheldrick, McGehee & Kohler, Inc., to the effect that as of the date of the opinion, IMH and GWP were of substantially equal value from a financial point of view, from the perspective of the shareholders of both IMH and GWP. Any material relationships between GWP, its officers, directors, affiliates or associates and IMH, its officers, directors, affiliates or associates are disclosed in the sections entitled "Executive Officers and Directors," "Security Ownership of Directors, Executive Officers & Principal Shareholders," and "Security Ownership of Directors, Executive Officers & Principal Shareholders if the Merger is Consummated" (pages 8 through 12) of Schedule 14A.

                              ITEM 5. OTHER EVENTS

         Effective as of March 16, 1999 (the date of filing of the Articles of Amendment to the Articles of Incorporation of Success Development
International, Inc. with the Secretary of State of Florida), the name of the registrant was changed from Success Development International, Inc. to International Media Holdings, Inc. The rationale for the name change is described in the subsection entitled "The Name Change" (page 2) of Schedule 14A.

                   ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial statements of business acquired. Audited financial statements of GWP are not available as of the date of filing of this Form. The most current unaudited consolidated financial statements of GWP and its subsidiaries for the fiscal year ending June 30, 1997, the fiscal year ending June 30, 1998, and the five-month interim period ending November 30, 1998 were attached as Exhibit "E" to Schedule 14A. Audited financial statements of GWP will be filed as an amendment to this Form as soon as practicable, but not later than June 28, 1999.

         (b) Pro forma financial information. The most current available pro forma financial information of IMH and GWP was included in the section entitled "Financial Statements and Other Financial Information" (page 15) of
Schedule 14A. Pro forma financial information as required by Item 310(d) of Regulation S-B will be filed as an amendment to this Form as soon as practicable, but not later than June 28, 1999.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    INTERNATIONAL MEDIA HOLDINGS, INC.



Date:  April 27, 1999               By: /s/ JOSE A. ALVAREZ
                                        ---------------------------------------------------
                                        JOSE A. ALVAREZ
                                        Executive Vice President & Chief Financial Officer

                                                                     EXHIBIT "A"

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of the 8th day of March, 1999, by and between GREAT WISDOM PUBLISHING, INC., a Delaware corporation (the "Company"), GWP TARGET, INC. (the "Merger Sub" or "GWP Target"), and SUCCESS DEVELOPMENT INTERNATIONAL, INC., a Florida corporation ("SDI").

                                P R E A M B L E

         The respective Boards of Directors of the Company, Merger Sub, a wholly-owned subsidiary of SDI, and SDI have approved, as in the best interests of the respective corporations and their shareholders, this Agreement and the transactions described herein. This Agreement provides for the acquisition of the Company by SDI through the merger of the Merger Sub with and into the Company (the "Merger'), upon the terms and subject to the conditions hereinafter set forth, in which shares of the Company's Common Stock (as defined in Section 4.01(b)(i) hereof) and the Company Stock Options (as defined in Section 4.01(b)(ii) hereof) will be converted into the right to receive the consideration set forth in Article V hereof.

         ACCORDINGLY, in consideration of the mutual representations, warranties and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I

                               DEFINITIONS; ETC.

         1.01 CERTAIN DEFINED TERMS. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in Appendix A attached to this Agreement.

         1.02 RULES OF CONSTRUCTION. The use of any gender shall include all other genders. The singular shall include the plural and the plural shall include the singular. The word "or" is not exclusive and the use of the word "and" may be conjunctive or disjunctive. The use of the word "including" shall not mean an exclusive or limiting list of items. The terms "hereof," "herein," "hereunder" and similar terms shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         1.03 HEADINGS. The Article headings and the section, subsection and paragraph titles hereof are inserted for convenience of reference only, and shall in no way alter or modify the text or substance of such Articles, sections, subsections and paragraphs.

                                   ARTICLE II

                      THE MERGER AND RELATED TRANSACTIONS

         2.01 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.03 hereof), GWP Target shall be merged with and into the Company in accordance with the provisions of Section 607.1101 of the Florida Business Corporation Act (the "FBCA"). The separate corporate existence of the Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation") under the corporate name of "Great Wisdom Publishing, Inc." and shall continue to be governed by the Laws of the State of Delaware.

         2.02 PLACE AND TIME OF CLOSING. Unless this Agreement is terminated pursuant to Section 10.01 hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at (a) the offices of Milam Otero Larsen Dawson & Traylor, P.A., 50 North Laura Street, Suite 2750, Jacksonville, Florida 32202, at 4:00 p.m., March 8, 1999, or as soon as practicable after the satisfaction or, where permissible, waiver, of the conditions set forth in Article X of this Agreement occurs, or (b) such other time, place and/or date (after the satisfaction or waiver of such conditions) as the Parties may agree to in writing (the "Closing Date").

         2.03 EFFECTIVE TIME. The Merger shall become effective on the date and at the time on which articles of merger containing the provisions required by, and executed in accordance with, Section 607.1105 of the FBCA (the "Articles of Merger") shall have been accepted for filing by the Secretary of State of the State of Florida, or such later date and time as may be specified in the Articles of Merger (the "Effective Time").

         2.04 EFFECT OF THE MERGER. The Merger shall have the effect provided therefor by the FBCA and, upon the effectiveness of the Merger, the Surviving Corporation shall possess, without limitation, all the rights, privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties, of each of the Merger Sub and the Company (collectively, the "Constituent Corporations"). Any and all of the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, tangible and intangible, and all debts due to either of the Constituent Corporations on whatever account, shall be vested in the Surviving Corporation. All property, rights, privileges, powers and franchises, and all and every other interest of either of the Constituent Corporations shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. All rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of either of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

                                  ARTICLE III

                        ARTICLES, BYLAWS, DIRECTORS AND
                     OFFICERS OF THE SURVIVING CORPORATION

         3.01 ARTICLES OF INCORPORATION. The articles of incorporation of the Company in effect immediately prior to the consummation of the Merger shall be the articles of incorporation of the Surviving Corporation from and after the Effective Time, until thereafter amended or repealed in accordance with the provisions thereof and as provided by the laws of Delaware.

         3.02 BYLAWS. The bylaws of the Company in effect immediately prior to the consummation of the Merger shall be the bylaws of the Surviving Corporation from and after the Effective Time, until thereafter amended or repealed in accordance with the provisions thereof and as provided by the laws of Delaware.

         3.03 DIRECTORS AND OFFICERS. The initial directors of the Surviving Corporation shall be the directors of the Company immediately prior to the Effective Time, in each case until their successors are duly elected and qualified, and the officers of the Company immediately prior the Effective Time, in each case until their successors are duly elected and qualified.

                                   ARTICLE IV

                          MANNER OF CONVERTING SHARES

         4.01 CONVERSION. Subject to the provisions of this Article IV, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of Common Stock (and in the case of the Company, the options to purchase such Common Stock) of the Merger Sub and Company shall be converted as follows:

                  (a) Merger Sub. Each share of common stock, par value $.001 per share, of the Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be cancelled and shall cease to exist, and each certificate previously representing any such shares of Merger Sub common stock shall be converted into one (1) share of Company Common Stock.

                  (b)      The Company.

                           (i)      Common Stock. Except (A) as set forth in
                  Section 4.02 of this Agreement and (B) for any Dissenting Shares (as defined in Section 4.03 hereof), each share of the Company's common stock, $.001 par value (the "Company Common Stock"), that is issued and outstanding immediately prior to the Effective Time shall be converted into 11,327.299 shares of common stock, par value $.001 per share, of SDI ("SDI Stock"), provided that any fractional shares resulting from such multiplication will be rounded to the nearest whole share.

                           (ii) Stock Options. Each option to purchase shares of Company Common Stock (individually, a "Company Stock Option" and collectively, the "Company Stock Options") that is issued and outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall be canceled and the holder thereof shall be entitled to the same option agreement previously entered into for shares of SDI's common stock to replace the shares of Company Common Stock subject to such option. The shares of Company Common Stock subject to any options to purchase shall be converted into an option to purchase 11,327.299 shares of common stock, par value $.001 per share, of SDI, provided that any fractional shares resulting from such multiplication will be rounded to the nearest whole share. The exercise price per share of SDI common stock under the new option will be equal to the exercise price per share of Company Common Stock under the original option immediately prior to the Effective Time divided by 11,327.299, provided that such exercise price will be rounded to the nearest whole cent.

         4.02 CANCELLATION OF TREASURY STOCK. Each share of Company Common Stock that may be held in the treasury by the Company shall be cancelled and retired and no Common Stock of the Surviving Corporation, cash or other consideration shall be paid or delivered in exchange therefor.

         4.03 DISSENTING SHARES. Notwithstanding anything herein to the contrary, each of the shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by shareholders, if any, who are entitled to assert a right under the Delaware General Business Corporation Act to dissent from the Merger and who validly perfect their rights under the Delaware General Business Corporation Act to receive the fair value of their shares with respect to the Merger (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the per share purchase price, but the holders of such shares of Company Common Stock shall be entitled solely to payment of the fair value of such shares in accordance with the provisions of the Delaware General Business Corporation Act; provided, however, that:

                  (a) if such demand for payment of fair value shall be withdrawn upon the consent of the Surviving Corporation;

                  (b) if this Agreement shall be terminated or the Merger shall not be consummated;

                  (c) if no demand or petition for the determination of fair value by a court shall have been made or filed within the time provided in the provisions of the Delaware General Business Corporation Act; or

                  (d) if a court of competent jurisdiction shall determine that such holder of Dissenting Shares is not entitled to the relief provided by the provisions of the Delaware General Business Corporation Act:

then the right of such holder of Dissenting Shares to be paid the fair value of such holder's shares of the Company Common Stock shall cease and, with respect to clauses (a), (c) and (d) above, such Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the amount into which such shares would have been converted in the Merger in accordance with Sections 4.01(b)(i) and (ii) hereof, without any interest thereon, and, with respect to clause (b) above, the status of such shareholder shall be restored retroactively without prejudice to any corporate proceeding that may have been taken during the interim.

         4.04 TRANSFERS. At the Effective Time, the stock transfer book of the Merger Sub shall be closed as to holders of the Merger Sub Common Stock and Company Stock Options immediately prior to the Effective Time and no transfers of the Company Common Stock by any such holder shall thereafter be made or recognized. If, after the Effective Time, certificates representing Company Common Stock or Company Stock Options (collectively, "Certificates") are properly presented in accordance with Article V of this Agreement to the Exchange Agent (as defined in Section 5.01 hereof), such Certificates shall be canceled and exchanged for checks representing the amount of cash into which the Company Common Stock and Company Stock Options represented thereby were converted in the Merger.

                                   ARTICLE V

                               EXCHANGE OF SHARES

         5.01 PURCHASER STOCK. SDI and the Company agree that Jose A. Alvarez shall be the exchange agent for the Merger (the "Exchange Agent"). SDI shall deposit, or cause to be deposited, with the Exchange Agent at the Effective Time Twelve Million Five Hundred Fifty Thousand Six Hundred Forty-seven (12,550,647) shares of SDI Stock (the "Payment Fund"). As soon as practicable after the Effective Time, SDI shall cause the Exchange Agent to forward to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that a delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for SDI Stock into which the shares of Company Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, holders of Company Common Stock so converted shall be entitled to receive therefor a stock certificate representing the shares of SDI Stock being paid for the aggregate number of shares of Company Common Stock previously represented by the Certificates surrendered. SDI Stock delivered to the stockholders of the Company upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been fully paid, issued and distributed in full satisfaction of all rights of the stockholders of the Company in the shares of Company Common Stock.

         5.02 LOST OR STOLEN CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such

Certificate to be lost, stolen or destroyed and, if required by SDI, the posting by such Person of a bond (the term of which bond shall not be for a period of time greater than one (1) year) in such amount as SDI may direct (but in no event greater than the aggregate per share purchase price to be paid to such holder with respect to the Certificate) as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the cash deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to SDI, with such exceptions and qualifications as are stated in this Article VI or are as set forth in the schedules attached to this Agreement and made a part hereof and incorporated herein by this reference, as follows:

         6.01 ORGANIZATION, STANDING, AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate all of its Assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the Assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified will not have, or is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the Condition of the Company or its ability to consummate the transactions contemplated by this Agreement. The Company has delivered to SDI accurate and complete copies of its articles of incorporation and bylaws as in effect on the date of this Agreement.

         6.02 AUTHORIZATION OF TRANSACTION. Except as set forth on Schedule 6.02, the Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to the approval of the Company's shareholders to the extent required by applicable Law. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and, except for the approval and adoption of the Merger by the Company's shareholders, no other corporate proceedings on the part of the Company are necessary to authorize the Merger provided in this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed by the Company and, assuming this Agreement constitutes a valid and binding agreement of SDI, represents a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy Exception and subject, as to enforceability, to general principles of equity, whether applied in a proceeding in equity or at law.

         6.03     CAPITALIZATION OF THE COMPANY.

                  (a) The authorized Common Stock of the Company consists of three thousand (3,000) shares of Company Common Stock of which, at the close of business on February 22, 1999, one thousand one hundred eight (1,108) shares were issued and outstanding and one thousand nine hundred seventy-two (1,972) shares were treasury shares. All of the issued and outstanding shares of the Company Common Stock are duly and validly issued and are fully paid and nonassessable. None of the outstanding shares of the Company Common Stock has been issued in violation of any preemptive rights.

                  (b) As of the date of this Agreement, the Company had outstanding and unexercised Company Stock Options and restricted stock covering one hundred forty-six (146) shares of the Company Common Stock.

                  (c) Except as set forth in Sections 6.03(a) and (b) herein, there are no shares of stock or other equity securities of the Company outstanding and no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the stock of the Company or Contracts by which the Company is or may be bound to issue additional shares of its stock or options, warrants or rights to purchase or acquire any additional shares of its stock. Except as set forth in Schedule 6.03(c), there are no Contracts by which the Company is or may be bound to transfer any shares of the common stock of the Company, and there are no Contracts relating to the right of the Company to vote or to dispose of such shares.

         6.04 FINANCIAL STATEMENTS. The Company has delivered to SDI copies of its consolidated balance sheets and the related consolidated statements of income as of and for the periods ended November 30, 1998, June 30, 1998, and June 30, 1997 (collectively, with the financial statements to be delivered by the Company to SDI, the "Company Financial Statements"). The Company Financial Statements (a) are, or will be, prepared in accordance with GAAP consistently applied during such periods, (b) are, or in the case of the Company Financial Statements dated as of dates after the date of this Agreement will be, in accordance with the Books and Records of the Company and that are or will be, as the case may be, complete and correct and that have been or will have been, as the case may be, maintained in accordance with good business practices, and
(c) present or will present, as the case may be, fairly the financial position and the results of operations of the Company as of the dates indicated in accordance with GAAP consistently applied during such periods.

         6.05     SUBSIDIARIES.

                  (a) Except as set forth in Schedule 6.05, the Company has no direct or indirect Subsidiaries. The Company owns beneficially and of record all the issued and outstanding stock of each of its Subsidiaries, free and clear of all liens, claims, security interests or other encumbrances. All of such stock was validly issued and is fully paid and nonassessable. Except for shares of such Subsidiaries registered in the name of the

         Company, no shares of stock or other equity securities of the Company's Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, call or commitments of any character whatsoever related to, or securities or rights convertible into or exchangeable for, shares of the stock of any of the Company's Subsidiaries, and there are no Contracts by which any of the Company's Subsidiaries is or may be bound to issue additional shares of its stock or options, warrants or rights to purchase or acquire any additional shares of its stock. Except as set forth in Schedule 6.03(c), there are no Contracts by which the Company or any of its Subsidiaries is or may be bound to transfer any shares of the stock of any such Subsidiary, and there are no Contracts relating to the right of the Company or any such Subsidiary to vote or to dispose of such shares.

                  (b) Each of the Company's Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own, lease and operate all of its Assets and to carry on its business as it is now being conducted,
         (iii) is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the Assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified will not have, or is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the Condition of such Subsidiary or the Company. The Company has delivered to SDI accurate and complete copies of the articles of incorporation and bylaws of each of its Subsidiaries, as in effect on the date of this Agreement.

                  (c) Each of the representations and warranties made by the Company in Sections 6.06 - 6.20 of this Agreement with respect to the Company shall be deemed to have been made by the Company with respect to each of the Company's Subsidiaries.

         6.06 NON-CONTRAVENTION. Neither the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby nor the compliance by the Company with any of the provisions herein will:

                  (a) conflict with or result in a breach of any provision of the Company's articles of incorporation or bylaws;

                  (b) constitute or result in a violation or breach of any term, condition or provision of, or constitute a default with or without notice of lapse of time or both under, or give rise to any right of termination, cancellation or acceleration of any obligation or the loss of a benefit with respect to, or result in the creation of any lien upon any of the Assets of the Company pursuant to, any Contract to which the Company is a party or by which it or any of its Assets may be subject, except for such violations, breaches, defaults, terminations, cancellations, accelerations or creations that will not have, or are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the Condition of the Company; or

                  (c) subject SDI to the required receipt of the Requisite Regulatory Approvals (as hereinafter defined), violate any Law, Order or Authorization applicable to the Company or any of its Assets.

         6.07 CONSENTS. Except as set forth in Schedule 6.07, no Consent of any Person is necessary to be obtained or made by the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than:

                  (a) Consents of the Governmental Entity having jurisdiction with respect to the business of the Company in each state in which the Company is doing business;

                  (b)      the approval of the Company's shareholders;

                  (c) the filing of the Articles of Merger with the Secretary of State of the State of Florida; and

                  (d) Consents that, if not obtained, will not have, or are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby.

         6.08 ABSENCE OF UNDISCLOSED LIABILITIES. To the Company's knowledge, the Company has no undisclosed Liabilities that will have, or are reasonably likely to have, individually or in the aggregate, a material adverse effect on the Condition of the Company, except for material Liabilities that:

                  (a) are accrued or reserved against in the consolidated balance sheet of the Company as of November 30, 1998, included in the Company financial statements or reflected in the notes thereto;

                  (b) were incurred after November 30, 1998, in the ordinary course of business consistent with past practice; or

                  (c) incurred in connection with the Merger or as otherwise contemplated or permitted by this Agreement.

         6.09     TAX MATTERS.

                  (a) Except as set forth on Schedule 6.09, the Company has (i) timely filed all Tax Returns (or requests for extensions thereof) required to be filed by it on or before the date hereof, and all such Tax Returns were true, complete and accurate in all material respects, and (ii) timely paid in full, or made adequate provision on the Company Financial Statements delivered prior to the date of this Agreement for the payment of, all Taxes that are due and payable with respect to such Tax Returns. There is no audit, examination, deficiency or refund Litigation with respect to any Taxes that will result, or is reasonably likely to result in, a determination that would have a material adverse effect on the Condition of the Company, except as reserved against the Company Financial Statements delivered prior to the date of this Agreement.

                  (b) The Company has not received any written notice of deficiency or assessment (or other written notice) from any Taxing Authority with respect to Liabilities for Taxes that have not been fully paid or finally settled.

                  (c) The Company has not executed any extension or waiver that is currently in effect of any statute of limitation on the assessment or collection of any Tax (excluding such statutes that relate to years currently under examination by the IRS or other applicable Taxing Authorities).

                  (d) All Taxes that the Company is required by Law to withhold or to collect for payment have been duly withheld and collected, and all such Taxes that are required to be paid or remitted to any Taxing Authority have been paid or remitted to the proper Taxing Authority, other than those Taxes, the failure of which to be so withheld, collected or remitted will not have, or are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the Condition of the Company.

                  (e) There are no Liens with respect to Taxes upon any of the Assets of the Company other than for Taxes not yet due and payable.

         6.10 ASSETS. The Company has good and marketable title, free and clear of all Liens that are material to the Condition of the Company, to all its Assets that are material to the Condition of the Company, and that are reflected in the Company Financial Statements as being owned by the Company as of the date hereof.

         6.11     COMPLIANCE WITH LAWS.

                  (a) The Company holds all Authorizations of all Governmental Entities that are required in order to permit it to carry on its business in all material respects as it is presently conducted, except where failure to hold such Authorizations will not have, or is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the Condition of the Company. The Company, and the business of the Company, is in compliance with all Laws, Orders or Authorizations, except for possible violations that will not have, or are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the Condition of the Company.

                  (b) The Company has not received any written notification or communication from any Governmental Entity (i) asserting that the Company is not in compliance with any Law that such Governmental Entity enforces, that will have, or is reasonably likely to have, individually or in the aggregate, a material adverse effect on the Condition of the Company, or (ii) threatening to revoke any Authorization, the revocation of which will have, or is reasonably likely to have, individually or in the aggregate, a material adverse effect on the Condition of the Company.

         6.12     COMMITMENTS AND CONTRACTS.

                  (a) Except as set forth on Schedule 6.12, the Company is not a party to or subject to any Contract:

                           (i)      with any present or former officer,
                  director or employee, other than those that are terminable at will by the Company without liability (other than Liability for services already rendered) at any time prior to Closing.

                           (ii)     for the lease of real property by the
                  Company;

                           (iii)    between the Company and any of its
                  Affiliates;

                           (iv) relating to the borrowing of money or the guarantee by the Company of any such obligation; or

                           (vi) containing noncompetition covenants that limit the ability of the Company to compete in any line of business or that involve any restriction of the geographical area in which the Company may carry on its business (other than such limitations or restrictions as may be required by Law or applicable Governmental Entities).

                  (b) The Company has made available to SDI certain copies of material Contracts relating to financing and/or employment. With respect to each Contract:

                           (i) the Contract is valid, binding and in full force and effect;

                           (ii) the Company has not repudiated or waived any material provision of any such Contract; and

                           (iii) no other party to any such Contract is, to the Knowledge of the Company, in default in any respect thereunder.

                  (c)      With respect to any lease of real property:

                           (i) all rents and other amounts currently due thereunder have been paid and no waiver or indulgence or postponement of any obligation thereunder has been granted by any lessor or sub-lessor; and

                           (ii) the Company has not entered into any sublease or assignment with respect to its interest in such lease.

         6.13 MATERIAL CONTRACT DEFAULTS. The Company is not and has not received any written notice and has no Knowledge that it is in default in any respect under any Contract to which it or by which its Assets, business or operations thereof may be bound or affected or under which it or its Assets, business or operations receive benefits except for those defaults, that either alone or when combined with all similar liabilities, that would have a material adverse effect on the Condition of the Company, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

         6.14 LEGAL PROCEEDINGS. There is no Litigation pending or, to the Knowledge of the Company, threatened against the Company, as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, will have, or is reasonably likely to have, individually or in the aggregate, a material adverse effect on the Condition of the Company, nor is there any Order imposed on the Company that will have, or is reasonably likely to have, individually or in the aggregate, such a material adverse effect.

         6.15     STATEMENTS TRUE AND CORRECT.

                  (a) The representations and warranties of the Company set forth in this Agreement, and in the documents delivered by the Company to SDI pursuant hereto, are, as of the date hereof, and will be, as of the Effective Time, true and correct in all respects (except as otherwise contemplated herein).

                  (b) All documents that the Company is responsible for filing with any Governmental Entity in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         6.16 BROKERS AND FINDERS. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any material liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for the Company in connection with this Agreement or the transactions contemplated hereby.

         6.17 EMPLOYEE BENEFIT PLANS. The Company represents and warrants that it has no employee pension or profit sharing plans.

         6.18 ENVIRONMENTAL MATTERS. To the Knowledge of the Company, the Company is, and has been, in compliance with all applicable Environmental Laws, except for violations that will not have, or are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the Condition of the Company and there is no Litigation pending or threatened, before any court, Governmental Entity or other forum in which the Company has been or, with respect to threatened Litigation, may be, named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or
(ii) relating to the release into the environment of any Hazardous Material or oil whether or not occurring at or on a site owned, leased or operated by the Company, nor to the Knowledge of the Company, is there any reasonable basis for any such Litigation.

         6.19 LABOR MATTERS. The Company is not a party to, or bound by, any collective bargaining agreement or other Contract with a labor union or labor organization, nor is it the subject of any material Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Laws) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike or other labor dispute involving it pending or, to its Knowledge, threatened, any of which will have, or is reasonably likely to have, a material adverse effect on the Condition of the Company.

         6.20 INSURANCE. The Company is insured with reputable insurers against such risks and in such amounts normally insured against by companies of the same type and in the same line of business. All of the insurance policies, binders or bonds maintained by the Company is in full force and effect and the Company is not in default thereunder. All claims thereunder have been filed in due and timely fashion and all such policies, binders and bonds will remain in full force and effect after the Closing Date, unaffected by the transactions contemplated hereby.

                                  ARTICLE VII

                     REPRESENTATIONS AND WARRANTIES OF SDI

         SDI represents and warrants to the Company as follows:

         7.01 ORGANIZATION, STANDING, AND AUTHORITY. SDI is, and the Merger Sub upon its formation will be, a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. SDI has the corporate power and authority to own, lease and operate all of its Assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the Assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified will not have, or is not reasonably likely to have, a material adverse effect on the Condition of SDI or its ability to consummate the transactions contemplated in this Agreement.

         7.02 AUTHORIZATION OF TRANSACTION. SDI has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of SDI and no other corporate proceeding on the part of SDI is necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by SDI and, assuming this Agreement constitutes a valid and binding agreement of the Company, represents a valid and legally binding obligation of SDI enforceable against SDI in accordance with its terms, subject to the Bankruptcy Exception and subject, as to enforceability, to general principles of equity, whether applied in a proceeding in equity or at law.

         7.03     CAPITALIZATION OF SDI.

                  (a) The authorized capital stock of SDI consists of Twenty-five Million (25,000,000) shares of SDI Common Stock of which, at the close of business on February 9, 1999, Eleven Million Three Hundred Sixteen Thousand Five Hundred Ninety-three (11,316,593) shares were issued and outstanding. All of the issued and outstanding shares of SDI Common Stock are duly and validly issued and are fully paid and nonassessable.

                  (b) As of the date of this Agreement, SDI had outstanding stock options, restricted stock and convertible debentures in the amount of Two Million Eight Hundred Eighty-seven Thousand Eight Hundred Forty (2,887,840) shares of SDI Common Stock.

                  (c) Except as set forth in Sections 7.03(a) and (b) herein, there are no shares of stock or other equity securities of SDI outstanding and no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the stock of SDI or Contracts by which SDI is or may be bound to issue additional shares of its stock or options, warrants or rights to purchase or acquire any additional shares of its stock.

         7.04 FINANCIAL STATEMENTS. SDI has delivered to Company copies of its consolidated balance sheets and the related consolidated statements of income as of and for the periods ended September 30, 1998 (collectively, with the financial statements to be delivered by SDI to Company, the "SDI Financial Statements"). The SDI Financial Statements (a) are, or will be, prepared in accordance with GAAP, consistently applied during such periods, (b) are, or in the case of SDI's Financial Statements dated as of dates after the date of this Agreement will be, in accordance with the Books and Records of SDI and that are or will be, as the case may be, maintained in accordance with good practices, and (c) present or will present, as the case may be, fairly the financial position and the results of operations of SDI as of the dates indicated in accordance with GAAP, consistently applied during such periods.

         7.05     SUBSIDIARIES.

                  (a) Except as set forth in Schedule 7.05, SDI has no direct or indirect Subsidiaries. SDI owns beneficially and of record all the issued and outstanding stock of each of its Subsidiaries, free and clear of all liens, claims, security interests or other encumbrances. All of such stock was validly issued and is fully paid and nonassessable. Except for shares of such Subsidiaries registered in the name of SDI, no shares of stock or other equity securities of SDI's Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, call or commitments of any character whatsoever related to, or securities or rights convertible into or exchangeable for, shares of the stock of any of SDI's Subsidiaries. There are no Contracts by which SDI or any of its Subsidiaries is or may be bound to transfer any shares of the stock of any such Subsidiary, and there are no Contracts relating to the right of SDI or any such Subsidiary to vote or to dispose of such shares.

                  (b) Each of SDI's Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own, lease and operate all of its Assets and to carry on its business as it is now being conducted, (iii) is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the Assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified will not have, or is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the Condition of such Subsidiary or SDI.

                  (c) Each of the representations and warranties made by SDI in Sections 7.06 - 7.20 of this Agreement with respect to SDI shall be deemed to have been made by SDI with respect to each of SDI's Subsidiaries.

         7.06 NON-CONTRAVENTION. Neither the execution and delivery of this Agreement by SDI, the consummation by SDI of the transactions contemplated hereby nor the compliance by SDI with any of the provisions herein will:

                  (a) conflict with or result in a breach of any provision of SDI's articles of incorporation or bylaws;

                  (b) constitute or result in a violation or breach of any term, condition or provision of, or constitute a default with or without notice of lapse of time or both under, or give rise to any right of termination, cancellation or acceleration of any obligation or the loss of a benefit with respect to, or result in the creation of any lien upon any of the Assets of SDI pursuant to, Contract to which SDI is a party or by which it or any of its Assets may be subject, except for such violations, breaches, defaults, terminations, cancellations, accelerations or creations that will not have, or are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the Condition of SDI; or

                  (c) subject to receipt of the Requisite Regulatory Approvals, violate any Law, Order or Authorization applicable to SDI or any of its Assets.

         7.07 CONSENTS. No Consent of any Person is necessary to be obtained or made by SDI in connection with the execution and delivery of this Agreement by SDI or the consummation by SDI of the transactions contemplated hereby, other than:

                  (a) Consents of the Governmental Entity having jurisdiction with respect to the business of SDI in each state in which the Company is doing business;

                  (b) the filing of the Articles of Merger with the Secretary of State of the State of Florida; and

                  (c) Consents that, if not obtained, will not have, or are not reasonable likely to have, individually or in the aggregate, a material adverse effect on the ability of SDI to consummate the transactions contemplated hereby.

         7.08 ABSENCE OF UNDISCLOSED LIABILITIES. To SDI's knowledge, SDI has no undisclosed Liabilities that will have, or are reasonably likely to have, individually or in the aggregate, a material adverse effect on the Condition of SDI, except for material Liabilities that:

                  (a) are accrued or reserved against in the consolidated balance sheet of SDI as of September 30, 1998, included in SDI's financial statements or reflected in the notes thereto;

                  (b) were incurred after September 30, 1998, in the ordinary course of business consistent with past practice; or

                  (c) incurred in connection with the Merger or as otherwise contemplated or permitted by this Agreement.

         7.09     TAX MATTERS.

                  (a) Except as set forth on Schedule 7.09, SDI has (i) timely filed all Tax Returns (or requests for extensions thereof) required to be filed by it on or before the date hereof, and all such Tax Returns were true, complete and accurate in all material respects, and (ii) timely paid in full, or made adequate provision on SDI's Financial Statements delivered prior to the date of this Agreement for the payment of, all Taxes that are due and payable with respect to such Tax Returns. There is no audit, examination, deficiency or refund Litigation with respect to any Taxes that will result, or is reasonably likely to result in, a determination that would have a material adverse effect on the Condition of SDI, except as reserved against SDI's Financial Statements delivered prior to the date of this Agreement.

                  (b) SDI has not received any written notice of deficiency or assessment (or other written notice) from any Taxing Authority with respect to Liabilities for Taxes that have not been fully paid or finally settled.

                  (c) SDI has not executed any extension or waiver that is currently in effect of any statute of limitation on the assessment or collection of any Tax (excluding such statutes that relate to years currently under examination by the IRS or other applicable Taxing Authorities).

                  (d) All Taxes that SDI is required by Law to withhold or to collect for payment have been duly withheld and collected, and all such Taxes that are required to be paid or remitted to any Taxing Authority have been paid or remitted to the proper Taxing Authority, other than those Taxes, the failure of which to be so withheld, collected or remitted will not have, or are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the Condition of SDI.

                  (e) There are no Liens with respect to Taxes upon any of the Assets of SDI other than for Taxes not yet due and payable.

         7.10 ASSETS. Except as disclosed in SDI's Financial Statements, SDI has good and marketable title, free and clear of all Liens that are material to the Condition of SDI, to all its Assets that are material to the Condition of SDI, and that are reflected in SDI's Financial Statements as being owned by SDI as of the date hereof.

         7.11     COMPLIANCE WITH LAWS.

                  (a) SDI holds all Authorizations of all Governmental Entities that are required in order to permit it to carry on its business in all material respects as it is presently conducted, except where failure to hold such Authorizations will not have, or is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the Condition of SDI. SDI, and the business of SDI, is in compliance with all Laws, Orders or Authorizations, except for possible violations that will not have, or are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the Condition of SDI.

                  (b) SDI has not received any written notification or communication from any Governmental Entity (i) asserting that SDI is not in compliance with any Law that such Governmental Entity enforces, that will have, or is reasonably likely to have, individually or in the aggregate, a material adverse effect on the Condition of SDI, or
         (ii) threatening to revoke any Authorization, the revocation of which will have, or is reasonably likely to have, individually or in the aggregate, a material adverse effect on the Condition of SDI.

         7.12     COMMITMENTS AND CONTRACTS.

                  (a) Except as set forth on Schedule 7.12, SDI is not a party to or subject to any Contract:

                           (i)      with any present or former officer,
                  director or employee, other than those that are terminable at will by SDI without liability (other than Liability for services already rendered) at any time prior to Closing.

                           (ii)     for the lease of real property by SDI; or

                           (iii) containing noncompetition covenants that limit the ability of SDI to compete in any line of business or that involve any restriction of the geographical area in which SDI may carry on its business (other than such limitations or restrictions as may be required by Law or applicable Governmental Entities).

                  (b) SDI has made available to the Company copies of all material Contracts. With respect to each Contract:

                           (i) the Contract is valid, binding and in full force and effect;

                           (ii) SDI has not repudiated or waived any material provision of any such Contract; and

                           (iii) no other party to any such Contract is, to the Knowledge of SDI, in default in any respect thereunder.

                  (c)      With respect to any lease of real property:

                           (i) all rents and other amounts currently due thereunder have been paid and no waiver or indulgence or postponement of any obligation thereunder has been granted by any lessor or sub-lessor; and

                           (ii) SDI has not entered into any sublease or assignment with respect to its interest in such lease.

         7.13 MATERIAL CONTRACT DEFAULTS. SDI is not and has not received any written notice and has no Knowledge that it is in default in any respect under any Contract to which it or by which its Assets, business or operations thereof may be bound or affected or under which it or its Assets, business or operations receive benefits except for those defaults, that either alone or when combined with all similar liabilities, that would have a material adverse effect on the Condition of SDI, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

         7.14 LEGAL PROCEEDINGS. Except as set forth on Schedule 7.14, there is no Litigation pending or, to the Knowledge of SDI, threatened against SDI, as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, will have, or is reasonably likely to have, individually or in the aggregate, a material adverse effect on the Condition of SDI, nor is there any Order imposed on SDI that will have, or is reasonably likely to have, individually or in the aggregate, such a material adverse effect.

         7.15     STATEMENTS TRUE AND CORRECT.

                  (a) The representations and warranties of SDI set forth in this Agreement, and in the documents delivered by SDI to the Company pursuant hereto, are, as of the date hereof, and will be, as of the Effective Time, true and correct in all respects (except as otherwise contemplated herein).

                  (b) None of the information supplied by SDI for inclusion in the proxy statement will, at the time the proxy statement is mailed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or, at the time of the Shareholder Meeting or at the Effective Time, as then amended or supplemented, omit any information necessary to correct any statement that has become materially false or misleading in any earlier communication with respect to the solicitation of any proxy for such meeting.

                  (c) All documents that SDI is responsible for filing with any Governmental Entity in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         7.16 BROKERS AND FINDERS. Neither SDI nor any of its officers, directors or employees has employed any broker or finder or incurred any material liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for SDI in connection with this Agreement or the transactions contemplated hereby.

         7.17 INVESTMENT REPRESENTATION. SDI is acquiring the Company through the Merger for investment purposes only and not with a view to, or for sale in connection with, any distribution of the stock of the Surviving Corporation, or with any present intention of selling all or part of the shares of stock of the Surviving Corporation.

         7.18 ENVIRONMENTAL MATTERS. To the Knowledge of SDI, SDI is, and has been, in compliance with all applicable Environmental Laws, except for violations that will not have, or are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the Condition of SDI and there is no Litigation pending or threatened, before any court, Governmental Entity or other forum in which SDI has been or, with respect to threatened Litigation, may be, named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or
(ii) relating to the release into the environment of any Hazardous Material or oil whether or not occurring at or on a site owned, leased or operated by SDI, nor to the Knowledge of SDI, is there any reasonable basis for any such Litigation.

         7.19 LABOR MATTERS. Except as set forth on Schedule 7.19, SDI is not a party to, or bound by, any collective bargaining agreement or other Contract with a labor union or labor organization, nor is it the subject of any material Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state
Laws) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike or other labor dispute involving it pending or, to its Knowledge, threatened, any of which will have, or is reasonably likely to have, a material adverse effect on the Condition of SDI.

         7.20 INSURANCE. SDI is insured with reputable insurers against such risks and in such amounts normally insured against by companies of the same type and in the same line of business. All of the insurance policies, binders or bonds maintained by SDI is in full force and effect and SDI is not in default thereunder. All claims thereunder have been filed in due and timely fashion and all such policies, binders and bonds will remain in full force and effect after the Closing Date, unaffected by the transactions contemplated hereby.

         7.21 EMPLOYEE BENEFIT PLANS. SDI represents and warrants that it has no employee pension or profit sharing plans.

                                  ARTICLE VIII

                            COVENANTS OF THE PARTIES

         8.01 BEST EFFORTS AND FURTHER ASSURANCES. Each of the Parties shall use its best efforts (a) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed on such Party with respect to the transactions contemplated by this Agreement and, subject to the conditions set forth in Article IX hereof, to consummate the transactions contemplated by this Agreement, (b) to obtain (and to cooperate with each other Party to obtain) any Consent of any Person that is required to be obtained or made by such Party in connection with the transactions contemplated by this Agreement and (c) to take, or cause to be taken, all other actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

                  8.02 PRE-CLOSING COVENANTS. During the period from the date of this Agreement and continuing until the Closing Date, except as expressly contemplated or permitted by this Agreement or with the prior written consent of the Company, SDI, shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. SDI shall use its best efforts to (x) preserve its business organization intact, (y) keep available the present services of its employees and (z) preserve the goodwill of its customers and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or consented to in writing by the Company, SDI shall not:

                  (a) declare or pay any dividends on, or make other distributions in respect of the SDI Common Stock (other than regular dividends due) prior to the Closing Date;

                  (b) issue, sell, redeem, or purchase any of its stock or other equity securities of any kind or grant or issue any additional options or other rights to acquire any of its equity securities;

                  (c) other than activities in the ordinary course of business consistent with prior practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its Assets;

                  (d) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, or make any loan or advance to any Person;

                  (e) accelerate, create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material Contract to which SDI is a party or by which SDI or its Assets is bound;

                  (f) make any change in accounting principles or methods from those currently employed, except as required by GAAP or by applicable Law;

                  (g) grant any Lien, or permit any Lien to be placed on, any of its Assets other than in the ordinary course of business;

                  (h) take any action, or fail to take any action, that is intended or may reasonably be expected to result in a breach or violation of any of the representations and warranties of SDI contained in this Agreement or would cause any condition to the transactions contemplated hereby not to be satisfied, except, in every case, as may be required by Law; or

                  (i)      agree to do any of the foregoing.

         8.03 PRE-CLOSING COVENANTS OF SDI. During the period from the date of this Agreement and continuing until the Closing Date, except as otherwise contemplated by this Agreement or consented to in writing by the Company, SDI will not take, or fail to take, any action that (a) would delay or adversely affect the ability of the Parties to obtain any Requisite Regulatory Approvals,
(b) is intended or may reasonably be expected to result in a breach or violation of any of the representations and warranties of the Company contained in this Agreement or would cause any condition to the transactions contemplated hereby not to be satisfied, except, in every case, as may be required by Law or
(c) otherwise adversely affect its ability to consummate the Merger and the other transactions contemplated hereby.

         8.04     ACCESS TO INFORMATION.

                  (a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, SDI shall afford to the officers, employees, accountants, counsel and other representatives of the Company access, during normal business hours during the period prior to the Closing Date, to all of SDI's material Assets, Books and Records and, during such period, SDI shall make available to the Company (i) a copy of each report, schedule and other document filed or received by it during such period from any Governmental Entity (other than reports or documents that such Party is not permitted to disclose under applicable Law) and (ii) all other information concerning the Assets, business and personnel of SDI as the Company may reasonably request; provided, however, that in no event shall any information, analyses, draft documents, notes or other material relating to the Merger, whether in the possession of the Company or any of its representatives (collectively, the "Transaction Information"), be made available at any time, whether prior to or after the Closing, to the Company or its representatives and all such Transaction Information shall remain at all times prior to the Closing the proprietary and confidential information of SDI.

                  (b) All information furnished by one of the Parties to the other Party or any of its representatives pursuant to this Section
         8.04 shall be treated as the sole property of the Party furnishing such information and, if the Closing shall not occur, the Party receiving such information and its representatives shall return to the Party furnishing such information all of such written information and all documents or other materials containing, reflecting or referring to such information. The Party receiving such information shall, and shall use its best efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for five (5) years from the date this Agreement is terminated and shall not apply to (i) any information that (A) was already in the recipient's possession prior to the disclosure thereof by the Party furnishing such information (whether such information was furnished pursuant to this Agreement), (B) was then generally known to the public, or (C) was disclosed to the Party receiving such information by a third party not bound by an obligation of confidentiality, or (ii) disclosures made as required by Law. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder the Party receiving information pursuant to this Section 8.04 is nonetheless, in the opinion of its counsel, compelled to disclose information concerning the Party furnishing such information to any Governmental Entity or else stand liable for contempt or suffer other censure or penalty, the Party receiving such information may disclose such information to such Governmental Entity without Liability hereunder.

         8.05     REGULATORY APPROVALS.

                  (a) The Parties shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all Consents of all Governmental Entities that are necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement. Each Party shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable Laws relating to the exchange of information, all the information relating to such Party that appears in any filing made with, or written materials submitted to, any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Parties shall act reasonably and as promptly as practicable. The Parties agree that they will consult with each other with respect to the obtaining of all Consents necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to the completion of the transactions contemplated herein.

                  (b) Each Party shall, upon request, furnish each other with all information concerning itself, its directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of SDI or the Company to any Governmental Entity in connection with the transactions contemplated by this Agreement.

                  (c) Each Party shall promptly furnish each other with copies of written communications received by it or any of its Affiliates from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

         8.06 PRESS RELEASES. Subject to the requirements of applicable Law and, if applicable, the rules of NASDAQ/NMS, each of SDI and the Company shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any of the transactions contemplated hereby.

         8.07 NON-SOLICITATION OF EMPLOYEES. If this Agreement is terminated, SDI agrees that for a period of two (2) years following the date of termination it shall not, and shall not permit its officers, employees, representatives or agents to, directly or indirectly, encourage, solicit, continue or initiate discussions or negotiations with, or provide offers of employment to persons who currently are, or who become prior to the date of such termination, executive employees of the Company.

         8.08 SHAREHOLDER APPROVAL. The Company shall take all action necessary in accordance with the Laws of the State of Delaware and its articles of incorporation and bylaws to call, give notice of and convene a meeting or take action by written consent under the Laws of the State of Delaware (the "Shareholder Meeting") of its shareholders to consider and vote upon the approval and adoption of this Agreement and the Merger for such other purposes as may be necessary or desirable. The Board of Directors of the Company has determined that the Merger is advisable and in the best interests of the shareholders of the Company and, subject to its fiduciary obligations as advised in writing by counsel or its investment bankers, shall recommend that the Company's shareholders vote to approve and adopt this Agreement and the Merger and any other matters to be submitted to the Company's shareholders in connection therewith. The Company shall, subject as aforesaid, use its best efforts to solicit and secure from shareholders of the Company such approval and adoption.

         8.09 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to SDI, and SDI shall give prompt notice to the Company, of (a) the occurrence, or failure to occur, of any event that such Party believes would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (b) any material failure of the Company or SDI, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that failure to give such notice shall not constitute a waiver of any defense that may be validly asserted with respect to such failure.

         8.10     INDEMNIFICATION.

                  (a) After the Effective Time, the Surviving Corporation shall indemnify and hold harmless (and shall also advance expenses as incurred to the fullest extent permitted under applicable Law to) each Person who is now, or has been prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses (including without limitation, counsel fees and expenses), settlement payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, the fact that such Person is or was an officer or director of the Company, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part of, or pertaining to this Agreement or the transactions contemplated hereby or, in each case to the fullest extent required or permitted under applicable Law or under the Surviving Corporation's articles of incorporation or bylaws or any indemnification agreements in effect on the date hereof (to the extent consistent with applicable Law). Any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable Law or the Surviving Corporation's articles of incorporation or bylaws shall be made by independent counsel mutually acceptable to the Surviving Corporation and the Indemnified Party. The Parties intend, to the extent not prohibited by applicable Law, that the indemnification provided for in this Section 8.10 shall apply without limitation to negligent acts or omissions by an Indemnified Party. The Surviving Corporation's articles of incorporation and bylaws shall not be amended in a manner that adversely affects the rights of any Indemnified Party thereunder or under this Section 8.10, unless otherwise required by applicable Law.

                  (b) If SDI or the Surviving Corporation, or any of their successors and assigns, (i) shall consolidate with or merge into another corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
         (ii) shall transfer all or substantially all of its Assets to any individual, corporation or other entity, then, and in each case, SDI shall cause proper provision to be made so that the successors and assignees of SDI or the Surviving Corporation shall assume the obligations set forth in this Section 8.10.

                                   ARTICLE IX

                                   CONDITIONS

         9.01 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each of the Company and SDI to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions:

                  (a) Consents. Other than the filing of the Articles of Merger contemplated by Section 2.03 hereof, all Consents of any Governmental Entity that are prescribed by Law as necessary for the consummation of the transactions contemplated hereby (including the lapse of any waiting periods imposed by Law), other than Consents, the failure to obtain which would have a no material adverse effect on the consummation of the transactions contemplated hereby, shall have been obtained (all such Consents and the lapse of all such waiting periods being referred to a the "Requisite Regulatory Approvals"), as the case may be, and all such Requisite Regulatory Approvals shall be in full force and effect.

                  (b) Injunctions. No Order issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the transactions contemplated hereby shall be in effect, nor shall any Litigation by any Governmental Entity seeking any such Injunction be pending. No Law or Order shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits, restricts or makes illegal consummation of the transactions contemplated hereby.

                  (c) Shareholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the holders of the outstanding Company Common Stock entitled to vote in accordance with Delaware law and the Company's articles of incorporation and bylaws.

         9.02 CONDITIONS TO OBLIGATIONS OF SDI. The obligations of SDI to effect the transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to Closing or the following additional conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date except to the extent any of such representations and warranties are by their express provisions made as of a specified date); provided, however, that notwithstanding anything herein to the contrary, this Section 9.02(a) shall be deemed to have been satisfied even if such representations and warranties are not true and correct unless the failure of any of the representations or warranties to be so true and correct, will have, or are reasonably likely to have, individually or in the aggregate, a material adverse effect on the Condition of the Company or on the ability of the Company to consummate the transactions contemplated hereby.

                  (b) Performance of Obligations. The Company shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to Closing, and SDI shall have received a certificate signed by a duly authorized officer of the Company to that effect; provided, however, that notwithstanding anything herein to the contrary, this Section 9.02(b) shall be deemed to have been satisfied even if such failure to perform the obligations will have, or are reasonably likely to have, individually or in the aggregate, a material adverse effect on the Condition of the

         Company or on the ability of the Company to consummate the transactions contemplated hereby.

                  (c) Fairness Opinion. The transactions contemplated herein are conditioned upon the receipt of a fairness opinion of Sheldrick, McGehee & Kohler, Inc.

         9.03 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to Closing of the following additional conditions:

                  (a) Representations and Warranties. The representations and warranties of SDI set forth in this Agreement shall be true and correct in all material respects of as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date except to the extent any of such representations and warranties are by their express provisions made as of a specified date) and the Company shall have received a certificate signed by a duly authorized officer of SDI to that effect; provided, however, that notwithstanding anything herein to the contrary, this Section 9.03(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct unless the failure of any of the representations or warranties to be so true and correct, will have, or are reasonably likely to have, individually or in the aggregate, a material adverse effect on the ability of SDI to consummate the transactions contemplated hereby.

                  (b) Performance of Obligations. SDI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to Closing, and the Company shall have received a certificate signed by a duly authorized officer of SDI to that effect; provided, however, that notwithstanding anything herein to the contrary, this Section 9.03(b) shall be deemed to have been satisfied even if such failure to perform the obligations will have, or are reasonably likely to have, individually or in the aggregate, a material adverse effect on the ability of SDI to consummate the transactions contemplated hereby.

                                   ARTICLE X

                                  TERMINATION

         10.01 Termination. This Agreement may be terminated and the transaction contemplated hereby abandoned at any time prior to Closing:

                  (a)      by the mutual consent of the Company and SDI;

                  (b) by either Party, if there shall have been any material breach by the other Party of any of its covenants or agreements contained herein and such breach shall not have been remedied, or cannot be remedied, within thirty (30) days after written notice specifying the nature of such breach and requesting that it be remedied has been delivered to the breaching Party;

                  (c) by either Party, if the Closing Date shall not have occurred on or prior to March 31, 1999, unless the failure of such occurrence shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe its or their agreements as set forth in this Agreement required to be performed or observed by such Party on or before the Closing Date;

                  (d) by either Party upon written notice to the other Party that (i) any Requisite Regulatory Approval shall have been denied, or (ii) any Governmental Entity of competent jurisdiction shall have issued a final nonappealable Order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

                  (e) by either Party (provided that the terminating Party is not then in material breach of any of its representation, warranty, covenant or other agreement contained herein), if the stockholders of SDI fail to approve the Merger at the Shareholder meeting; and

                  (f) by SDI, if the Board of Directors shall have withdrawn or modified in a manner adverse to the Company its approval or recommendation of the Merger in order to approve the execution by SDI of a definitive agreement providing for the acquisition of SDI or its Assets by merger or other business combination or in order to approve a tender offer for SDI's Common Stock by a third party, in either case, as determined by SDI's Board of Directors, on terms more favorable to SDI's stockholders than the Merger.

         10.02 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.01, this Agreement shall become void and have no effect and no Party shall have any obligation to the other Party with respect to this Agreement, except that (i) the provisions of
Section 8.04(b), 8.07, 8.08 and this Section 10.02 shall survive any such termination and abandonment, and (ii) no Party shall be relieved or released from any Liability arising out of any willful and intentional breach of any provision of this Agreement.

         10.03 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS FOLLOWING THE EFFECTIVE TIME. Except for Article III and Section 8.10 of this Agreement, none of the respective representations, warranties, covenants, agreements or other obligations of the Parties shall survive the Effective Time. Such representations, warranties, covenants, agreements or other obligations of the Parties that survive the Effective Time shall be for the benefit of the shareholders of the Company.

                                   ARTICLE XI

                                 MISCELLANEOUS

         11.01 NOTICES. Notices shall be given to a Party hereunder shall be in writing, and delivered either (a) personally, (b) by facsimile transmission, or (c) by depositing the same in the

United States mail, certified, return receipt requested, postage prepaid or by courier or overnight carrier, and addressed to such Party at the following addresses, or at such other address as such Party may notify in writing to the other Party:

                  If to the Company:      Great Wisdom Publishing, Inc.
                                          3904 Airport Road
                                          Plant City, Florida  33567
                                          Attention: Jose Alvarez

                  If to SDI:              Success Development International, Inc.
                                          9799 Old St. Augustine Road
                                          Jacksonville, Florida  32257
                                          Attention: Mr. Daniel S. Pena, Sr.

                  With a copy to:         Milam Otero Larsen Dawson & Traylor, P.A.
                                          50 North Laura Street, Suite 2750
                                          Jacksonville, Florida  32202
                                          Attention: Peter O. Larsen, Esquire

Notices delivered personally or by courier or overnight carrier to a Party shall be effective upon delivery, notices delivered by facsimile transmission shall be effective upon confirmation of receipt (either telephonically or by confirmation sheet) and notices delivered by mail shall be effective upon the earlier of (x) their acceptance or rejection by the Party to whom they are addressed or (y) five (5) days after the proper posting thereof.

         11.02 AMENDMENT. This Agreement may be amended only by an instrument in writing executed by all Parties.

         11.03 ASSIGNMENT. Neither Party may assign any of its rights or delegate any of its obligations hereunder to any other Person without the written consent of the other party and any such purported assignment or delegation shall be void and of no effect.

         11.04 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.05 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida.

         11.06 ENTIRE AGREEMENT. This Agreement, together with any appendices, exhibits and schedules, including, without limitation, the schedules, set forth the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersede any prior arrangements, negotiations or understandings, whether written or oral, among the Parties with respect to the subject matter hereof.

         11.07    WAIVERS.

                  (a) Prior to or at the Effective Time, SDI, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any default in the performance of any term of this Agreement by the Company, to waive or extend the time for the compliance or fulfillment by the Company of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of SDI under this Agreement, except any condition that, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of SDI.

                  (b) Prior to or at the Effective Time, the Company, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any default in the performance of any term of this Agreement by SDI, to waive or extend the time for the compliance or fulfillment by SDI of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of the Company under this Agreement, except any condition that, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of the Company.

                  (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         11.08 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation hereof.

         11.09 EXPENSES. Each Party shall pay all expenses incurred by it in connection with the negotiation, execution and performance of this Agreement, whether or not the transactions contemplated herein are consummated, including the fees and expenses of the counsel and accountants of each; provided, however, that nothing contained in this Section 11.09 shall limit any Party's liability arising out of any willful and intentional breach of any provision of this Agreement.

         11.10 STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied for or against any party by reason of such Party being deemed the draftsman hereof.

         11.11 LEGAL REPRESENTATION. The parties acknowledge that Milam Otero Larsen Dawson & Traylor, P.A., legal counsel to SDI (hereinafter referred to as "Legal Counsel"), prepared this Agreement on behalf of and in the course of said Legal Counsel's representation of SDI and that:

                  (a) the Company understands that it is not separately represented by Legal Counsel;

                  (b) the Company has been advised by Legal Counsel of its right to seek the advice of separate legal counsel; and

                  (c) the Company has been advised of its lack of legal counsel with respect to this transaction.

         Notwithstanding the foregoing, the parties hereby consent to Legal Counsel's representation as set forth hereinabove. The parties acknowledge and agree that the Company may obtain separate legal counsel at any time, but that Legal Counsel shall be permitted to continue its representation of SDI.

                                  ARTICLE XII

                                INDEMNIFICATION

         12.01 INDEMNIFICATION. Subject to the conditions and provisions herein set forth, each party to this Agreement agrees to indemnify, defend and hold the other parties harmless from and against:

                  (a) any and all liabilities or obligations of and claims against another party;

                  (b) any and all losses, damages, costs, diminution in value, or deficiencies resulting from any misrepresentation, breach of warranty, breach of covenant, or failure to perform undertakings by any party to this Agreement contained in or made pursuant to this Agreement;

                  (c) any and all claims, litigation, and potential claims and litigation against a party with respect to incidents, omissions, or other matters that occurred prior to the Closing Date; and

                  (d) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, or expenses, including attorney's fees, incident to any of the foregoing.

Any party to this Agreement, as the case may be, shall notify the other parties, in writing, within ninety (90) days of a party's receipt of any claim made against it with respect to the obligations indemnified against herein.

         12.2     PAYMENT DUE. Any amount owed to another party under Section
12.1 that is not paid within thirty (30) days after demand therefore shall bear interest from the date of such demand until paid at a rate equal to the prime rate of interest announced or published from time to time by NationsBank, N.A., or its successors.

                                  ARTICLE XIII

                               MANAGEMENT OF SDI

         (a) POST-MERGER. The parties hereto agree that the directors and officers of SDI after the effective date of the merger shall be as follows:

                         Daniel S. Pena, Sr.    --   Chairman and Director
                         Shawn M. Casey         --   Vice Chairman and Director
                         David A. Reecher       --   CEO, President and Director
                         Raymond Rach           --   Director
                         Jose A. Alvarez        --   CFO/COO/Executive Vice President/Director
                         Hugh L. Carey          --   Director
                         Ted Nicholas           --   Director
                         Robert Stone           --   Director
                         Jarrell D. Ormand      --   Director

         (b) OPERATIONS. The parties agree that the Company will be in charge of running the combined merged entities. Company management will be hiring a manager to run the individual SDI operations in Jacksonville, Florida.

         (c) EMPLOYMENT AGREEMENTS. SDI shall be required to enter into employment agreements with David A. Reecher and Jose A. Alvarez effective as of the Effective Time.

         IN WITNESS WHEREOF, the Parties have executed this Agreements of the day and year first above written.

                                    SUCCESS DEVELOPMENT
                                    INTERNATIONAL, INC.



                                    By: /s/ Raymond Rach
                                        ---------------------------------------
                                        Raymond Rach
                                        Its: Authorized Agent


                                    GREAT WISDOM PUBLISHING, INC.



                                    By: /s/ David A. Reecher
                                        ---------------------------------------
                                        David A. Reecher
                                        President and CEO


                                    GWP TARGET, INC.



                                    By: /s/ Raymond Rach
                                        ---------------------------------------
                                        Raymond Rach
                                        Vice-President

                                   APPENDIX A

         "Affiliate" of a Person shall mean: (i) any other Person directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

         "Agreement" shall mean this Agreement and Plan of Merger, as amended or supplemented from time to time. References to Articles, Sections, Schedules, Exhibits and the like refer to the Articles, Sections, Schedules, Exhibits and the like of this Agreement unless otherwise indicated.

         "Articles of Merger" shall have the meaning set forth in Section 2.03 of this Agreement.

         "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the Books and Records of such Person.

         "Authorization" shall mean any approval, authorization, certificate, easement, filing, franchise, license, notice or permit of, or notice to or filing with, any Governmental Entity, or other similar right, that is or may be binding upon or inure to the benefit of any Person or its Assets or business.

         "Balance Sheet" shall mean the Closing Balance Sheet.

         "Bankruptcy Exception" shall mean applicable bankruptcy, insolvency and similar Laws affecting creditors' rights generally.

         "Books" shall mean, with respect to any Person, the general ledger of such Person and any related subsidiary ledger.

         "Certificates" shall have the meaning assigned thereto in Section 4.04 of this Agreement.

         "Closing" shall mean the closing of the transactions contemplated by this Agreement.

         "Closing Date" shall mean the date on which the Closing shall take place as provided by Section 2.02 of this Agreement.

         "Code" means the Internal Revenue of 1986, as amended.

         "Company" shall mean Great Wisdom Publishing, Inc., a Delaware corporation.



                         Page 1 of 5 Pages, Appendix A

         "Company Common Stock" shall have the meaning assigned thereto in
Section 4.01(b)(i) of this Agreement.

         "Company Financial Statements" shall have the meaning assigned thereto in Section 6.04 of this Agreement.

         "Company Stock Option" and "Company Stock Options" shall have the meanings set forth in Section 4.01(b)(iii) of this Agreement.

         "Condition" shall mean, as to any Person, the business, financial condition, results of operations or prospects of such Person and its Subsidiaries, taken as a whole.

         "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by, or notice to or filing with, any Person pursuant to any Contract, Law, Order or Authorization.

         "Constituent Corporations" shall mean the Merger Sub and the Company, as parties to the Merger.

         "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document (other than an Order or Authorization) to which any Person is a party or that is binding on any Person.

         "Dissenting Shares" shall have the meaning assigned thereto in Section
4.03 of this Agreement.

         "Effective Time" shall have the meaning assigned thereto in Section
2.03 of this Agreement.

         "Environmental Laws" shall mean all Laws relating to the protection of the environment, human health, safety, or natural resources, or to emissions, discharges, or releases of Hazardous Materials into the environment including without limitation, air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Agent" shall have the meaning assigned thereto in Section
5.01 of this Agreement.

         "FBCA" shall mean the Florida Business Corporation Act, Chapter 607, Florida Statutes (1998), as amended from time to time.

         "GAAP" shall mean generally accepted accounting principles.



                         Page 2 of 5 Pages, Appendix A

         "Governmental Entity" shall mean any governmental department, commission, board, bureau, agency, instrumentality, judicial, administrative or regulatory body, or any foreign, federal, state or local government, or political subdivision thereof, having jurisdiction over the matter or matters in question.

         "Hazardous Material" shall mean any pollutant, contaminant, or hazardous substance under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss.9601 et seq., or a or any similar state Law.

         "Indemnified Liabilities" shall have the meaning assigned thereto in
Section 8.10(a) hereof.

         "Indemnified Parties" shall have the meaning assigned thereto in
Section 8.10(a) hereof.

         "Injunction" shall mean any order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby.

         "IRS" shall mean the Internal Revenue Service.

         "Knowledge" as used with respect to a Person shall mean the actual knowledge after due inquiry of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, General Counsel, any Assistant or Deputy General Counsel, or any Vice President of such Person.

         "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule or statute applicable to a Person or its Assets, Liabilities or business.

         "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

         "Lien" shall mean, with respect to any asset of any Person, any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, charge, encumbrance, lien (statutory or other), priority or other security agreement or preferential arrangement of any kind or nature whatsoever with respect to such asset (including, without limitation, any conditional sale or other title retention agreement, any financing statement under the Uniform Commercial Code or comparable Law if any jurisdiction), other than (a) Liens for current property Taxes not yet due and payable, (b) Liens incurred in the ordinary course of business, and (c) other Liens that will not or are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the Condition of the Person in question.



                         Page 3 of 5 Pages, Appendix A

         "Litigation" shall mean any action, arbitration, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, inquiry, or administrative or other proceeding, commenced against or with respect to a Person or its Assets.

         "Material Adverse Change," "Material Adverse Effect," Material Adverse Impact," Material," "Materially," or any similar terms are used in this Agreement (whether in the representations set forth in Article VI or in Article VII, the closing conditions contained in Article IX or otherwise) with respect to the Condition of the Company or SDI (in each case whether individually or together with its Subsidiaries), as the case may be, the following expenses and adjustments shall be excluded in determining whether a material adverse change, effect or impact has occurred: (i) all out-of-pocket fees and expenses (including legal, accounting, investigatory, and other fees and expenses) incurred in connection with the consummation of the transactions contemplated by this Agreement; (ii) any effect resulting from any change in Law, or GAAP, that impacts entities such as the Company generally; and (iii) any effect resulting from compliance by any Party with the terms of this Agreement.

         "Merger" shall mean the merger of the Merger Sub with and into the Company, all as set forth in Section 2.01 of this Agreement.

         "Merger Sub" shall mean the Subsidiary of SDI utilized to effect the Merger.

         "NASDAQ/NMS" shall mean the National Association of Securities Dealers Automated Quotation System.

         "Net Worth" shall mean, at any date, the amount equal to the stockholder's equity reflected on the Balance Sheet at such date.

         "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal or any Governmental Entity.

         "Party" shall mean either the Company, the Merger Sub or SDI and "Parties" shall mean the Company, SDI and Merger Sub.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Person" shall mean any natural person, any legal or commercial entity, including without limitation a corporation, partnership, joint venture, association, joint-stock company, trust or unincorporated organization, any group acting in concert, any person acting in a representative capacity, or any Governmental Entity.

         "SDI" shall mean Success Development International, Inc., a Florida corporation.

         "Record" or "Records" shall mean any and all records of the Company, including without limitation, all papers, microfiche, microfilm and computer records (including but not limited to,



                         Page 4 of 5 Pages, Appendix A
magnetic tape, disc storage, card forms and printed copy) generated or maintained by the Company.

         "Requisite Regulatory Approvals" shall have the meaning assigned thereto in Section 9.01(a) of this Agreement.

         "Shareholder Meeting" shall have the meaning assigned thereto in
Section 8.08(a) of this Agreement.

         "Subsidiary" shall mean, with respect to any Person, any other Person (whether now existing or hereafter organized) for which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors or other managers (other than contingency) are at the time owned or controlled by such first Person or one or more Subsidiaries of such first Person or any combination thereof.

         "Surviving Corporation" shall have the meaning assigned thereto in
Section 2.01 of this Agreement.

         "Tax Return" shall mean any report, statement or other written information required to be supplied to a Taxing Authority in connection with Taxes, including information returns, payee statements and specified information reporting requirements as defined in Section 6724(d) of the Code.

         "Taxes" shall mean all taxes, levies or other like assessments, charges, or fees (including estimated taxes, charges and fees), including, without limitation, net income, gross income, gross receipts, transfer, excise, property, ad valorem, stamp, documentary stamp, sales, use, value-added, license, payroll, pay as you earn ("PAYE"), withholding, emergency excise, social security and franchise or other governmental taxes or similar charges, imposed by any Taxing Authority, including any interest, penalties or additions to tax attributable to such taxes, and including any penalties for failure to comply with the information reporting of Section 6721 through 6724 of the Code.

         "Taxing Authority" shall mean the United States of America, or any state, county, local or foreign government or subdivision or agency thereof.

         "Transaction Information" shall the meaning assigned thereto in
Section 8.04(a) of this Agreement.



                         Page 5 of 5 Pages, Appendix A

                                 SCHEDULE 6.02

                          AUTHORIZATION OF TRANSACTION


1.       Capital Fund, Inc.

2.       Riviera Finance, Inc.



                        Page 1 of 1 Page, Schedule 6.02

                                SCHEDULE 6.03(C)

                          CONTRACTS FOR CAPITAL STOCK


1. Option Agreement with Capital Fund, Inc. dated February 12, 1998 for 125 shares of common stock for a per share price of $100 divided by the number of shares issuable under the option.

2. Kip Lykins (Lake Shore Capital) -- options for 13 shares of common stock.

3. Employee Pool -- restricted stock for various Company employees for a total of 8 shares of Company Common Stock based upon length of employment.

4. Capital Fund, Inc. -- Anti-dilution provisions that may require additional issuance of Stock.

5. Publishers Distribution Service, Inc. (John Lindberg) -- In the event of significant transaction, Mr. Lindberg may exercise put rights to purchase his stock. During the 30-day period following the third, fourth and fifth anniversaries of September 19, 1996, Mr. Lindberg may require the Company to purchase 1/3 of the shares for the sum of $200,000. Such rights are not cumulative and are lost if not timely exercised.



                       Page 1 of 1 Page, Schedule 6.03(c)

                                 SCHEDULE 6.05

                                  SUBSIDIARIES



1.       Small Press Express, Inc.

2.       Access Publishers Network, Inc.

3.       Advanced Communications, Inc.

4.       Astro Communications Services, Inc.



                        Page 1 of 1 Page, Schedule 6.05

                                 SCHEDULE 6.07

                                    CONSENTS


1.       Capital Fund, Inc.

2.       Riviera Finance, Inc.



                        Page 1 of 1 Page, Schedule 6.07

                                 SCHEDULE 6.09

                                  TAX MATTERS


1. Various state tax returns may be delinquent (no extensions filed) in Michigan, California, Connecticut and New Jersey.



                        Page 1 of 1 Page, Schedule 6.09

                                 SCHEDULE 6.12

                           COMMITMENTS AND CONTRACTS


1.       Riviera Finance Company -- Guarantee on all of Company's assets.

2.       Capital Fund, Inc. -- Subordinated Lender

3. Michelsen/Simm's Family Trust -- Security interest from purchase of Astro Communication Services, Inc.

4. Publishers Distribution Services, Inc. (John Lindberg) -- Right to convert existing shares of Company stock owned into a promissory note. During the 30-day period following the third, fourth and fifth anniversaries of September 19, 1996, Mr. Lindberg may require the Company to purchase 1/3 of the shares for the sum of $200,000. Such rights are not cumulative and are lost if not timely exercised.

5.       Lease Agreement between Access Publishers Network and John Lindberg.

6.       Employment Agreement with Maria Simms

7.       Employment Agreement with John Lindberg

8.       Employment Agreement with Maritha Pottenger

9.       Lease Agreement between Company and Jose A. Alvarez



                        Page 1 of 1 Page, Schedule 6.12

                                 SCHEDULE 7.05

                                  SUBSIDIARIES


1.       SDI Direct Corporation

2.       Results Publishing, Inc.

3.       SDI Internet Services, Inc.

4.       Telstar, Inc.

5.       The LeGrand Group



                        Page 1 of 1 Page, Schedule 7.05

                                 SCHEDULE 7.09

                                  TAX MATTERS


1. SDI has a potential sales tax liability. SDI collected the sales tax and failed to remit payment to the Florida Department of Revenue. Action is being taken through negotiations with the Florida Department of Revenue to limit any penalties.

2. SDI has not filed federal (Form 1120) and Florida (Form F-1120) for December 31, 1997.



                        Page 1 of 1 Page, Schedule 7.09

                                 SCHEDULE 7.12

                                   CONTRACTS


1.       Severance Package for Vickie Sessions

2.       Employment Agreement and Speaker Agreement with Shawn Casey

3. SDI currently pays the mortgage on its office space at 9799 Old St. Augustine Road, Jacksonville, Florida. The LeGrand Group, a subsidiary of SDI is the beneficial owner of such property through a Land Trust.



                        Page 1 of 1 Page, Schedule 7.12

                                 SCHEDULE 7.14

                                   LITIGATION


1. SDI is a defendant in a civil action filed by The Marketing Group, Inc. in Kansas. The Market Group has alleged breach of contract. The amount claimed to be due is $105,000.

2. Received correspondence from attorney on behalf of Gary Quaintance. Allegations include failure to negotiate in good faith and disclosure of transaction through a press release with Designed Marketing Group, Inc. in Reno, Nevada. No lawsuit has been filed at this time.

3. Mr. Epstein lawsuit. Former employee has sued SDI. Allegation includes religious discrimination.



                        Page 1 of 1 Page, Schedule 7.14

                                 SCHEDULE 7.19

                                 LABOR MATTERS



1.       Mr. Epstein lawsuit. Please see Schedule 7.14 for description.



                        Page 1 of 1 Page, Schedule 7.19

                                                                     EXHIBIT "B"

                                [SMK LETTERHEAD]

                                 March 23, 1999




The Board of Directors
Success Development International, Inc.
9799 Old St. Augustine Road
Jacksonville, Florida 32257


The Board of Directors
Great Wisdom Publishing, Inc.
3904 Airport Road
Plant City, Florida 33567


RE:  Fairness Opinion of Proposed Merger of
     Success Development International Inc. & Great Wisdom Publishing, Inc.


Dear Board Members:

Sheldrick, McGehee & Kohler, Inc. ("SMK") has been retained by the Board of Directors of Success Development International Inc. ("SDI") and the Board of Directors of Great Wisdom Publishing, Inc. ("GWP") to issue a fairness opinion, regarding the proposed merger of these companies from a financial point of view, to the shareholders of SDI and GWP. This fairness opinion is limited to an assessment of the relative range of value for SDI and GWP and a comparison thereof.

It is our understanding that SDI and GWP have entered into a non-binding letter of intent covering major terms and conditions of a proposed merger, pursuant to which GWP will merge with a newly created wholly-owned subsidiary of SDI ("NewSub"), and GWP will be the surviving corporation. SDI, NewSub and GWP will enter into an Agreement and Plan of Merger ("Merger Agreement") pursuant to which GWP will merge with NewSub in a non-taxable reverse triangular reorganization. The separate corporate existence of NewSub will cease and GWP will continue as the surviving corporation after the merger and will be a wholly owned subsidiary of SDI. This sequence of transactions is hereafter referred to as the "Merger" and the surviving corporation and subsidiary is hereafter referred to as the "Post-Merger Corporation".

You have asked us whether in our opinion, SDI and GWP are of substantially equal value, from a financial point of view, from the perspective of the shareholders of both companies. In rendering this opinion, our engagement was limited to comparing the relevant range of value for SDI and GWP on a minority interest basis in aggregate.

In arriving at our opinion, we have, among other things:


     1. Reviewed certain publicly available business and financial information relating to SDI and certain private financial information relating to GWP that we deemed to be relevant;

     2. Reviewed certain information, including financial forecasts for SDI and GWP, as well as prospects of each company, furnished to SMK by the management of each company, respectively;

     3. Considered management's estimates regarding the synergies, strategic fit, cost savings and related expenses expected to result from the Merger;

     4. Considered management's assessment of SDI's and GWP's current financial position and performance subsequent to the most recently completed financial statements at the date of our analysis;

     5.  Reviewed the pricing history of SDI's publicly held shares;

     6.  Reviewed the results of operations of SDI and GWP;

     7. Reviewed copies of SDI's most recent 10-QSB, as well as DEF 14A regarding the proposed Merger;

     8. Reviewed other financial studies and analyses as we deemed necessary, including our assessment of general economic and industry conditions, as well as relative risk and return expectations in SDI, GWP and alternative investments;

     9. Developed a relevant range of value for SDI and GWP using generally accepted investment valuation methodologies and our conclusions from clauses 1 through 8 above; and

     10. Compared the relevant range of value of SDI and GWP, with consideration given to the confidence of these ranges and the relative risks of investing in SDI and GWP.


In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied to SMK or made available to us, either publicly available or otherwise. We have not assumed any responsibility for independently verifying such information and we have not undertaken an independent valuation or appraisal of any of the assets or liabilities of SDI or GWP or been furnished with any such valuations or appraisals.


In the course of this valuation, SMK made certain estimates and projections regarding the future performance of SDI and GWP which may include, but are not limited to, revenues, sustainable earnings and earnings growth. These estimates and projections are based on our analysis of the history and outlook for SDI and GWP, financial projections provided by SDI's and GWP's management, our experience pertaining to financial projections, coupled with the industry outlook and economic conditions. Although SMK considered the uncertainty associated with these projections in the risk analysis and relevant range of value, SMK makes no warranties or assurances that these projections will be achieved. With respect to the financial forecast information and the expected synergies furnished to, or discussed with us, by the management of SDI or GWP, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of SDI's and GWP's management as to the expected future financial performance of the SDI, GWP, or the post merger Company, as the case may be. We express no opinion as to the likelihood of achieving these forecasts or synergies.

We understand that the Merger will be treated as a tax-free exchange. We have not considered the tax ramifications to SDI, GWP or the individual shareholders pertaining to the Merger.

SMK assumes no responsibility, and is not qualified to make an independent investigation, regarding: 1) the legal description or title considerations pertaining to the subject interest being appraised; 2) hazardous materials or environmental risks of SDI or GWP; 3) compliance with applicable federal, state and local regulations and laws; and 4) SDI's and GWP's maintenance of required or necessary licenses, certificates and consents. SMK assumes SDI and GWP are and will continue to be in full compliance with applicable federal, state and local regulations and laws, including continued maintenance all licenses, certificates and consents, either required or necessary. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Post-Merger Corporation.

SMK is acting in a consulting capacity, with an assignment limited to rendering a fairness opinion regarding the relative range of value of SDI and GWP, from a financial point of view, as retained by Board of Directors of SDI and GWP. As consultants, we have analyzed the potential range of value for SDI and GWP, but this does not constitute a business valuation for either company.

We have no present or prospective interest in SDI or GWP, and we have no personal interest or bias with respect to the parties involved. SMK does not regularly act as an intermediary regarding the sale or acquisition of businesses or business interests, nor have we acted as an intermediary in this transaction.

Our compensation for performing this appraisal is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

This opinion is for the use and benefit of the Board of Directors of SDI and GWP. Our opinion does not address the merits of the underlying decision by SDI or GWP to engage in the Merger, or the decisions by SDI and GWP to enter into the Merger. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote on either the proposed Merger if given the opportunity to vote thereon, or any matter related to the Merger. A fairness opinion is no guarantee for the Board of Directors or the shareholders that the proposed deal is the best possible deal.

We are not expressing any opinion herein as to (i) the prices at which the Post-Merger Corporation's shares, or SDI's shares will trade following the announcement or consummation of the Merger or (ii) the absolute fair market value of SDI or GWP as going concerns, or under liquidation or (iii) the conversion ratio or factor on a per share basis necessary to consummate the Merger in accordance with our opinion regarding the relative range of value of SDI and GWP.

Based on review, analysis and conclusions, we are of the opinion that, as of the date hereof, SDI and GWP are of substantially equal value from a financial point of view, from the perspective of the shareholders of both SDI and GWP.

Our reported analyses, opinions and conclusions are limited only by the reported assumptions and limiting conditions as stated in this letter, and they represent our unbiased professional analyses, opinion and conclusions.

Sincerely,

SHELDRICK McGEHEE & KOHLER, INC.

/s/ Sheldrick, McGehee & Kohler, Inc.
    ---------------------------------